UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2008 (June 12, 2008)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In order to fund, in part, its previously announced offers to purchase and consent solicitations (the "Tender Offers") with respect to its $360 million aggregate principal amount of 8.125% senior secured notes due 2010, $200 million aggregate principal amount of 7.5% senior secured notes due 2015 and $150 million aggregate principal amount of 9.25% senior notes due 2013, beginning on June 12, 2008, Rite Aid Corporation (the "Company") intends to meet with potential lenders regarding a new $350 million senior secured term loan (which may be issued at a discount as a result of market conditions) that will mature on June 4, 2014 (the "Tranche 3 Term Loan") and that is permitted under the accordion feature in its existing senior secured credit facility.  The Tranche 3 Term Loan will have terms substantially similar to the Company's existing senior secured credit facility (including similar subsidiary guarantees and first priority security).  Rite Aid expects to fund the remaining purchase price (and any accrued interest) and, if applicable, the remaining consent payment, pursuant to the Tender Offers with the proceeds of a new series of senior secured notes due 2016 (the "Notes"), in a registered offering and with terms substantially similar to the Company's 7.5% senior secured notes due 2017 (including similar subsidiary guarantees and second priority security).  Assuming 100% participation in the Tender Offers, Rite Aid intends to offer $425 million aggregate principal amount of Notes.  The Company also intends to use borrowings under the Tranche 3 Term Loan and proceeds from the offering of the Notes to fund fees and expenses related to the Tender Offers, the entry into the Tranche 3 Term Loan and the issuance of the Notes.  Both the Tranche 3 Term Loan and the Company's offering of the Notes are subject to market and other conditions, and are expected to close concurrently upon the consummation of the Tender Offers, provided that the Company can provide no assurance that entry into the Tranche 3 Term Loan or the offering of the Notes will be consummated with the terms described above, or at all.

The foregoing shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sales of the Notes of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 12, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President, General Counsel and Secretary